Exhibit 99.1

FEDERAL HOME LOAN BANK OF INDIANAPOLIS
2018 BOARD COMMITTEE ASSIGNMENTS
AND CHAIR/VICE-CHAIR DESIGNATIONS

Executive/Governance Committee

James D. MacPhee, Chair
Dan L. Moore, Vice Chair
Jonathan P. Bradford
Karen Gregerson
Michael J. Hannigan, Jr.
Robert D. Long
Christine Coady Narayanan
John L. Skibski
Larry A. Swank
Michael J. Manica, Alternate

Affordable Housing Committee

Larry A. Swank, Chair
James L. Logue III, Vice Chair
Jonathan P. Bradford
Charlotte C. Decker
Michael J. Hannigan, Jr.
Carl E. Liedholm
Dan L. Moore
Ronald Brown
James D. MacPhee, Ex-Officio Voting Member

Audit Committee

Robert D. Long, Chair
Ryan M. Warner, Vice Chair
Michael J. Manica
Christine Coady Narayanan
Larry W. Myers
John L. Skibski
James D. MacPhee, Ex-Officio Voting Member

Finance/Budget Committee

Carl E. Liedholm, Chair
Michael J. Manica, Vice Chair
Jonathan P. Bradford
Ronald Brown
Dan L. Moore
Larry A. Swank
Ryan M. Warner
James D. MacPhee, Ex-Officio Voting Member

Human Resources Committee

Christine Coady Narayanan, Chair
Michael J. Hannigan, Jr., Vice Chair
Thomas R. Sullivan
Karen F. Gregerson
Robert D. Long
James L. Logue, III
Ryan M. Warner
James D. MacPhee, Ex-Officio Voting Member

Technology Committee

Karen F. Gregerson, Chair
Charlotte C. Decker, Vice Chair
Jonathan P. Bradford
Michael J. Hannigan, Jr.
James L. Logue III
Robert D. Long
Larry W. Myers
James D. MacPhee, Ex-Officio Voting Member

Risk Oversight Committee

John L. Skibski, Chair
Thomas R. Sullivan, Vice Chair
Ronald Brown
Charlotte C. Decker
Karen F. Gregerson
Carl E. Liedholm
Larry W. Myers
Ryan M. Warner
James D. MacPhee, Ex-Officio Voting Member

Council of FHLBanks

James D. MacPhee
Dan L. Moore